UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/19/2015

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 19, 2015, CDI Corp. held its 2015 Annual Meeting of Shareholders. A total of 18,465,551 shares of common stock were voted in person or by proxy, representing 93.99% of the shares entitled to vote. Below are the final voting results on the proposals considered and voted upon at the meeting, all of which are described in CDI's 2015 Proxy Statement.
1. Election of Directors: The nine nominees listed below were elected to serve on the Board of Directors until next year's annual meeting. There were 1,907,613 broker non-votes in connection with the election of directors.

Director Nominee	Votes For	Votes Withheld
Joseph L. Carlini	16,090,518	467,420
Michael J. Emmi	16,024,707	533,231
Scott J. Freidheim	16,229,163	328,775
Walter R. Garrison	16,206,584	351,354
Lawrence C. Karlson	16,227,896	330,042
Ronald J. Kozich	16,024,306	533,632
Anna M. Seal	15,931,793	626,145
Albert E. Smith	16,029,648	528,290
Barton J. Winokur	14,916,524	1,641,414
2. Advisory vote to approve executive compensation: This proposal was approved, with14,131,669 votes in favor, 2,414,709 votes against, 11,560 votes abstaining, and 1,907,613 broker non-votes.
3. Proposal to approve the Amended and Restated Omnibus Stock Plan: This proposal was approved, with 15,581,919 votes in favor, 970,945 votes against, 5,074 votes abstaining, and 1,907,613 broker non-votes.
4. Proposal to approve the Executive Bonus Plan: This proposal was approved, with 16,337,592 votes in favor, 213,623 votes against, 6,723 votes abstaining, and 1,907,613 broker non-votes.
5. Proposal to ratify the appointment of KPMG LLP as CDI's independent registered public accounting firm for 2015: This proposal was approved, with 18,367,516 votes in favor, 95,375 votes against and 2,660 votes abstaining.

________________________________________________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.
(Registrant)

______________________________________
Date: May 21, 2015	By:	/s/ Brian D. Short
Brian D. Short
Executive Vice President, Chief Administrative Officer and General Counsel